UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 27, 2014

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 27, 2014, certain employees of TIBCO Software Inc. (the “Company”), including each of the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers, received performance-based restricted stock unit awards (the “Performance Awards”). The Performance Awards are granted under the Company’s 2008 Equity Incentive Plan (the “EIP”) as recently amended and restated, which is subject to approval by stockholders at the Company’s 2014 Annual Meeting of Stockholders on April 3, 2014. If the Company’s stockholders do not approve the amended and restated EIP, the awards will be cancelled and no shares will be issued pursuant to the awards, even if the relevant performance and other vesting criteria (as described below) subsequently are achieved.

The Performance Awards are intended to align the interests of management with the long-term interests of stockholders by providing management with a special incentive to increase the Company’s non-GAAP earnings per share (“EPS”) to not less than $2.00 for a single fiscal year.

The number of shares subject to the awards as granted to the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers, are as follows:

Name of Award Recipient	Number of Shares Subject to Award
Vivek Y. Ranadivé Chief Executive Officer and Chairman of the Board	500,000
Matthew Langdon Senior Vice President and Chief Financial Officer	125,000
Murray Rode Chief Operating Officer	250,000
Murat Sonmez Executive Vice President, Global Field Operations	250,000
William Hughes Executive Vice President, General Counsel and Secretary	220,000

Non-GAAP EPS of at least $2.00 in a fiscal year is the “EPS Goal.” The Company’s non-GAAP EPS in fiscal year 2013 was $1.06. The Performance Awards are scheduled to vest only if the EPS Goal is achieved during one of the fiscal years 2016, 2017 or 2018. Importantly, the number of Performance Awards (if any) that actually vest also depends on the Company’s EPS performance during the fiscal year(s) before and/or after the year in which the EPS Goal first is achieved. This design is intended to focus management on achieving a sustained increase in non-GAAP EPS over multiple fiscal years. Each Performance Award also requires that the officer remain an employee of the Company through the applicable vesting date, which generally will be no later than the January 31 following the fiscal year in which the applicable performance goal is achieved.

If the EPS Goal is first achieved in fiscal year 2016, 60% of the Performance Awards will be available to vest. If fiscal year 2015 non-GAAP EPS is $1.62 or higher, the remaining unvested Performance Awards will be eligible to vest. Some or all of the remaining unvested Performance Awards will be available to vest if non-GAAP EPS in fiscal year 2015 is less than $1.62 but in one or both of fiscal years 2017 and 2018 non-GAAP EPS is greater than 80% of the EPS Goal. Higher non-GAAP EPS will result in a greater percentage of the unvested Performance Awards being available to vest (but never more than the total original grant).

If the EPS Goal is first achieved in fiscal year 2017, the percentage of Performance Awards that will be available to vest will be 50% or 100%, depending on non-GAAP EPS in fiscal year 2016. If fiscal year 2016 non-GAAP EPS is $1.71 or higher, the percentage will be 100%. The percentage will be only 50% if fiscal year 2016 non-GAAP EPS is less than $1.71. Some or all of any remaining unvested Performance Awards will be available to vest if non-GAAP EPS in fiscal year 2018 is greater than 80% of fiscal year 2017 non-GAAP EPS (higher non-GAAP EPS in fiscal year 2018 results in greater vesting of any remaining unvested Performance Awards).

If the EPS Goal is first achieved in fiscal year 2018, the percentage of Performance Awards that will be available to vest will be 50% or 100%, depending on non-GAAP EPS in fiscal year 2017. If fiscal year 2017 non-GAAP EPS is $1.76 or higher, the percentage will be 100%. The percentage will be only 50% if fiscal year 2017 non-GAAP EPS is less than $1.76. Some or all of any remaining unvested Performance Awards will be available to vest if non-GAAP EPS in fiscal year 2019 is greater than 80% of fiscal year 2018 non-GAAP EPS (higher non-GAAP EPS in fiscal year 2019 results in greater vesting of any remaining unvested Performance Awards).

Some of the Performance Awards will be forfeited automatically if both (1) the EPS Goal is not achieved during fiscal year 2016 and fiscal year 2017, and (2) non-GAAP EPS in fiscal year 2016 and/or 2017 is below certain levels. Specifically, 25% of the Performance Awards will be forfeited if fiscal year 2016 non-GAAP EPS is less than $1.20. Similarly, if fiscal year 2017 EPS is less than $1.40, up to 50% of the Awards will be forfeited. These forfeitures apply even if the EPS Goal is achieved in a subsequent fiscal year.

The Compensation Committee of the Board of Directors has full discretion and authority to modify the performance goals and vesting schedule as it deems appropriate to reflect business conditions or circumstances, even if this results in a change in the number of Performance Awards becoming available to vest. Subject to the Compensation Committee’s authority in the preceding sentence, if there is a change of control of the Company (as defined in the EIP), some or all of the Performance Awards may be available to vest. Full details of the Performance Awards, including the definition of non-GAAP EPS, are contained in the applicable Performance Award agreements, the form of which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President, General Counsel and Secretary

Date: March 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Agreement